EXHIBIT 10.26

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement is made as of February 26, 2008 by and between the Company (the “Company”) and Stephen R. Light (the “Executive”). Reference is made to the Employment Agreement between the Company and the Executive effective as of the 11th day of February, 2008 (the “Original Agreement”).

WHEREAS Original Agreement provided that, subject to the conditions set forth therein, term life insurance be provided to the Executive with a face amount equal to a multiple of the Executive’s base salary, subject to increase in the case of changes in such base salary; and

WHEREAS the parties have determined that it is more practical to specify a face amount for term life insurance that is not subject to change,

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Amendment to the Original Agreement. Section 4(f) of the Original Agreement is hereby amended by deleting the first sentence thereof and replacing it with: “The Company will provide to the Executive term life insurance with a face amount equal to $2,000,000 (two million dollars), which insurance shall be subject to the insurance carrier’s eligibility requirements and to the terms of the applicable plan documents.”

2.	No other Amendments. Except as expressly amended hereby, all provisions of the Original Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

3.	Miscellaneous. This instrument and the other documents specifically referred to herein constitute the entire agreement between the parties regarding the subject matter hereof and supersede all prior communications, agreements and understandings, written or oral, with respect to such subject matter. This instrument may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company. The headings and captions in this instrument are for convenience only and in no way define or describe the scope or content of any provision of this instrument. This instrument may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the State of North Carolina, without regard to the conflict of laws principles thereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this instrument has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	XERIUM TECHNOLOGIES, INC.

/s/ Stephen R. Light	By:	/s/ John Thompson
Stephen R. Light		John Thompson
Chairman

2